Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 24, 2009, is by and among BELDEN INC. (formerly known as Belden CDT Inc.), a Delaware corporation (the “Borrower”), those Material Domestic Subsidiaries of the Borrower party hereto (each a “Guarantor” and collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (as hereinafter defined) under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 24, 2006 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Credit Parties have requested the Lenders agree to amend certain provisions of the Credit Agreement; and
     WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendments to Section 1.1.
     (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     “Deferred Margin” shall mean, as of any date of determination, an amount equal to the sum of revenues deferred as of such date minus the cost of goods sold deferred as of such date, in each case as a result of the application of Statement of Position 97-2, “Software Revenue Recognition” and determined in accordance with GAAP.
     “Third Amendment Effective Date” shall mean March ___, 2009.

     (b) The pricing grid in the definition of “Applicable Percentage” is hereby amended and restated in its entirety to read as follows:

	Total	LIBOR Margin
Level	Leverage Ratio	& L/C Fee	Base Rate Margin	Commitment Fee
I	≥ 3.00 to 1.0	2.75%	1.75%	0.50%
II	≥ 2.00 to 1.0 but < 3.00 to 1.0	2.50%	1.50%	0.375%
III	≥ 1.00 to 1.0 but < 2.00 to 1.0	2.25%	1.25%	0.375%
IV	< 1.00 to 1.0	2.00%	1.00%	0.25%
     (c) The definition of “Applicable Percentage” is hereby amended by adding the following sentence to the end thereof:
     Notwithstanding the foregoing, the Applicable Percentage shall be as set forth above opposite Level II beginning on the Third Amendment Effective Date through (but not including) the first Interest Determination Date after the Third Amendment Effective Date.
     (d) The definition of “Consolidated EBITDA” is hereby amended and restated in its entirety to read as follows:
     “Consolidated EBITDA” shall mean, as of any date of determination for the four fiscal quarter period ending on such date, the sum of (a) Consolidated Net Income for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Cash Interest Expense for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income, value added, franchise, withholding and similar taxes) of the Credit Parties and their Subsidiaries for such period, (iii) depreciation, amortization, share-based compensation expense and other non-cash charges (excluding non-cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges) for such period, and (iv) one-time charges incurred in connection with restructuring activities prior to the Third Amendment Effective Date, as set forth on Schedule 1.1(d), and other one-time charges incurred in connection with restructuring activities after the Third Amendment Effective Date in an amount not to exceed the amounts set forth on Schedule 1.1(e) plus (c) the increase, if any, in the amount of Deferred Margin from the beginning of such period to the end of such period, minus (d) the decrease, if any, in the amount of Deferred Margin from the beginning of such period to the end of such period.

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     1.2 Replacement Schedule 1.1(d) and 1.1(e). Schedules 1.1(d) and 1.1(e) to the Credit Agreement are hereby replaced in their entirety with Schedule 1.1(d) and Schedule 1.1(e) attached hereto.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
     2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Third Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):
     (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.
     (b) Executed Consents. The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.
     (c) Payment of Fees. The Administrative Agent shall have received, for itself and the Lenders, all fees owing pursuant to the engagement letter between the Administrative Agent, the Arranger and the Borrower dated February 27, 2009.
     (d) Other Fees and Expenses. The Borrower shall have paid in full all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.
     (e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE III
MISCELLANEOUS
     3.1 Amended Terms. On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
     (d) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.
     (g) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
     3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.
     3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     3.5 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

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     3.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     3.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.8 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     3.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     3.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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BELDEN INC.
THIRD AMENDMENT TO CREDIT AGREEMENT
     IN WITNESS WHEREOF the Credit Parties and the Administrative Agent (on behalf of the Required Lenders) have caused this Amendment to be duly executed on the date first above written.

BORROWER:	BELDEN INC. (formerly known as Belden CDT Inc.),
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

GUARANTORS:	BELDEN WIRE & CABLE COMPANY,
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN CDT NETWORKING, INC.,
a Washington corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

NORDX/CDT CORP.,
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

THERMAX/CDT, INC.,
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Stephen H. Johnson
Name: Stephen H. Johnson
Title: Treasurer

BELDEN TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Stephen H. Johnson
Name: Stephen H. Johnson
Title: Treasurer

BELDEN 1993 INC. (formerly known as Belden Inc.),
a Delaware corporation

By:	/s/ Stephen H. Johnson
Name: Stephen H. Johnson
Title: Treasurer

CDT INTERNATIONAL HOLDINGS INC.,
a Delaware corporation

By:	/s/ Stephen H. Johnson
Name: Stephen H. Johnson
Title: Treasurer

BELDEN INC.
THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent on behalf of the
Required Lenders

	By:	/s/ C. Jeffrey Seaton
Name: C. Jeffrey Seaton
Title: Managing Director

EXHIBIT A
FORM OF
LENDER CONSENT
See Attached.

LENDER CONSENT
     This Lender Consent is given pursuant to the Credit Agreement, dated as of January 24, 2006 (as previously amended and modified, the “Credit Agreement”; and as further amended by the Amendment (as hereinafter defined), the “Amended Credit Agreement”), by and among BELDEN INC. (formerly known as Belden CDT Inc.), a Delaware corporation (the “Borrower”), those Material Domestic Subsidiaries of the Borrower party thereto (each a “Guarantor” and collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.
     The undersigned hereby approves the Third Amendment to Credit Agreement (the “Amendment”), dated as of March ___, 2009, by and among the Borrower, the Guarantors party thereto and the Administrative Agent and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement.
     Delivery of this Lender Consent by telecopy shall be effective as an original.
     A duly authorized officer of the undersigned has executed this Lender Consent as of [___], 2009.

,
as a Lender

By:
Name:

Title:

SCHEDULE 1.1(D)
Belden Inc.
Third Amendment
Schedule 1.1(d)
in thousands US dollars

	2008 1st	2008 2nd	2008 3rd	2008 4th
Restructuring Charges (Cash)	Quarter	Quarter	Quarter	Quarter	Total
EMEA Restructuring	4,826	160	—	—	4,986
Reduction in Force	612	—	—	—	612
Voluntary Separation Program	6,479	—	—	—	6,479
Global Restructuring	—	—	—	26,290	26,290

	11,917	160	—	26,290	38,367

SCHEDULE 1.1(E)
Belden Inc.
Third Amendment
Schedule 1.1(e)
in thousands US dollars

Restructuring Charges (Cash)
Global Restructuring	20,000